Exhibit 99.1

Weight Watchers Announces Board Committee Appointments

NEW YORK – April 9, 2026 – WW International, Inc. (Nasdaq: WW) (“Weight Watchers” or the “Company”), the global leader in science-backed weight management, today announced the following updates to the composition of its Board of Directors’ standing committees following the appointments of Lisa Gavales and Sue Gove as independent directors:

•	Audit Committee: Gene Davis (Chair), Sue Gove, Carney Hawks and Nikolaj Sjoqvist;

•	Compensation and Benefits Committee: Carney Hawks (Chair), Gene Davis and Lisa Gavales;

•	Nominating and Corporate Governance Committee: Nikolaj Sjoqvist (Chair), Gene Davis and Sue Gove; and

•	Strategy and Finance Committee: Gene Davis (Chair), Lisa Gavales, Carney Hawks, Mike Mason and Nikolaj Sjoqvist.

Office of the CEO Update

As previously announced, the Board established a Transition Committee to oversee the Office of the CEO, which comprises Felicia DellaFortuna, the Company’s Chief Financial Officer, and Jon Volkmann, the Company’s Chief Operations Officer. The Office of the CEO will also benefit from the counsel of the Company’s newly appointed directors, Ms. Gavales and Ms. Gove.

Accordingly, the Board has determined that the Company is well positioned to continue under its existing Office of the CEO structure and therefore will not appoint an interim CEO. The Board believes the current structure provides strong, experienced leadership and continuity in the Office of CEO, enabling the Company to maintain strategic momentum during the search for a permanent CEO, which is being conducted with the support of a leading executive search firm.

About Weight Watchers

Weight Watchers is the global leader in science-backed weight management, offering an integrated support system built for the GLP-1 era that combines scientific expertise, medication, cutting-edge technology, and human connection. With more than 60 years of experience, Weight Watchers is the most studied commercial weight management program in the world, delivered through its No. 1 U.S. doctor-recommended weight-loss program. Its holistic, personalized approach also includes U.S.-based clinical interventions and access to GLP-1 medications when clinically appropriate, and a global network of coaches and community support. Since 1963, the company has led with science to deliver its members the personalized support they need to reach and sustain their goals. Members can access these solutions directly, or through Weight Watchers for Business’ full-spectrum platform for employers, health plans, and payers. In a landscape crowded with contradictory advice, isolating apps, and one-size-fits-all solutions, Weight Watchers offers a proven path forward that is rooted in research, grounded in empathy and designed to help every member feel better in their body and live a longer, healthier life. For more information, visit weightwatchers.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings the Company makes with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For investor inquiries, please contact:

John Mills or Anna Kate Heller

WeightWatchers@icrinc.com

For media inquiries, please contact:

Lizzy Levitan

WW@hunt-gather.com